Exhibit 10.1

SUPPLEMENT AND JOINDER AGREEMENT
FOR TRIANGLE CAPITAL CORPORATION CREDIT AGREEMENT

THIS SUPPLEMENT AND JOINDER AGREEMENT (this “Agreement”), dated as of September 29, 2017, is made among Triangle Capital Corporation, a Maryland corporation (the “Borrower”), the Guarantors party to the Credit Agreement referred to below, Branch Banking and Trust Company, as administrative agent, swingline lender and an existing Lender pursuant to the Credit Agreement (the “Administrative Agent”), and United Community Bank, as a new joining Lender pursuant to the Credit Agreement (the “Additional Lender”).

RECITALS

The Borrower, the Guarantors, the lenders party thereto and the Administrative Agent are parties to that certain Third Amended and Restated Credit Agreement, dated as of May 4, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

Pursuant to Section 2.14 of the Credit Agreement, the Borrower has notified the Administrative Agent that the Borrower proposes to increase the aggregate Revolver Commitments under the Credit Agreement by $15,000,000 from the current $365,000,000 to $380,000,000. The Additional Lender has agreed to extend to the Borrower a new Revolver Commitment in the amount of $15,000,000 (the “Commitment Increase”) and to become a Lender for all purposes of the Credit Agreement.

The parties to this Agreement are entering into this Agreement for purposes of effecting the Commitment Increase under the Credit Agreement and the extension of the new Revolver Commitment of the Additional Lender, all as contemplated by Section 2.14 of the Credit Agreement.

NOW, THEREFORE, in consideration of the Recitals and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Additional Lender, the Borrower, the Guarantors and the Administrative Agent, intending to be legally bound hereby, agree as follows:

SECTION 1.    Recitals. The Recitals are incorporated herein by reference and shall be deemed to be a part of this Agreement.

SECTION 2.    Commitment Increase.

(a)Additional Lender. By executing and delivering this Agreement, the Additional Lender hereby becomes a party to the Credit Agreement as a Lender thereunder with the same force and effect as if originally named therein as a Lender and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Lender thereunder. The Administrative Agent hereby approves the Additional Lender as an Eligible Assignee. The Additional Lender hereby extends to the Borrower, subject to and on the terms and conditions set forth in the Credit Agreement, a Revolver Commitment in the amount of $15,000,000, from and after the Effective Date of this Agreement, and agrees to perform in accordance with the terms thereof all of the obligations which by the terms of the Credit Agreement and the other Loan Documents are required to be performed by it as a Lender thereunder. The Additional Lender represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) from and after the Effective Date of this Agreement, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and shall have and perform all of the obligations of a Lender thereunder, and (iii) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements of the Borrower delivered pursuant to Section 5.01 of the Credit Agreement, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and to extend the Revolver Commitment to the Borrower pursuant to the terms of the Credit Agreement, on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender. The Additional Lender agrees that it will, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions and analysis in taking or not taking action under the Credit Agreement or any other Loan Documents.

(b)Remaining Accordion. After giving effect to paragraph (a) above, the remaining available Commitment Increases pursuant to Section 2.14(a) of the Credit Agreement are reduced from $85,000,000 to $70,000,000.

(c)Revised Schedule 1.01(a). As of the Effective Date, Schedule 1.01(a) to the Credit Agreement is hereby amended in its entirety to read as set forth on Exhibit A attached to this Agreement.

SECTION 3. Effect of Agreement. On the Effective Date, this Agreement shall have the effects set forth in Section 2.14(e) of the Credit Agreement and the Additional Lender and the Administrative Agent shall make such payments and adjustments among the Lenders as are contemplated thereby such that each Lender’s Advances remain consistent with their pro rata percentage of the Revolver Commitments after giving effect to the Commitment Increase.

SECTION 4.    Conditions to Effectiveness. Each party hereto agrees that this Agreement and the effectiveness of the Commitment Increase as provided in this Agreement shall be subject to satisfaction by the Borrower of the following conditions and requirements:

(a)    The Borrower shall have delivered to the Administrative Agent the following in form and substance satisfactory to the Administrative Agent:

(i)    duly executed counterparts of this Agreement signed by the Additional Lender, the Administrative Agent, the Borrower and the Guarantors;

(ii)    a duly executed Revolver Note payable to the Additional Lender (the “Revolver Note”);

(iii)    a certificate of the Secretary or Assistant Secretary of the Borrower and each Guarantor, certifying to and attaching the resolutions adopted by the board of directors (or similar governing body) of such party approving or consenting to the Commitment Increase and the Revolver Note;

(iv) a certificate of the Chief Financial Officer or another Responsible Officer of the Borrower, certifying that (x) as of the Commitment Increase Date, all representations and warranties of the Borrower and the Guarantors contained in this Agreement and the other Loan Documents are true and correct (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty is true and correct as of such date), (y) immediately after giving effect to the Commitment Increase (including any Borrowings in connection therewith and the application of the proceeds thereof), the Borrower is in compliance with the covenants contained in Article V of the Credit Agreement, and (z) no Default or Event of Default has occurred and is continuing, both immediately before and after giving effect to such Commitment Increase (including any Borrowings in connection therewith and the application of the proceeds thereof);

(v) a legal opinion from counsel to the Borrower and the Guarantors acceptable to the Administrative Agent; and

(vi) such other documents or items that the Administrative Agent, the Lenders or their counsel may reasonably request.

(b)    The Borrower shall have paid fees in accordance with the Joint Lead Arranger Letter Agreement.

(c)    The Borrower shall have paid to the Administrative Agent, upon application with appropriate documentation, all reasonable costs and expenses of the Administrative Agent, including reasonable fees, charges and disbursements of counsel for the Administrative Agent, incurred in connection with this Agreement and the transactions contemplated herein.

SECTION 5.    Representations and Warranties. The Borrower and the Guarantors hereby represent and warrant to each of the Lenders as follows:

(a)    No Default or Event of Default under the Credit Agreement or any other Loan Document has occurred and is continuing unwaived by the Lenders on the date hereof, or shall result from the Commitment Increase.

(b)    The Borrower and the Guarantors have the power and authority to enter into this Agreement and issue the Revolver Note and to do all acts and things as are required or contemplated hereunder or thereunder to be done, observed and performed by them.

(c)    Each of this Agreement and the Revolver Note has been duly authorized, validly executed and delivered by one or more authorized officers of the Borrower and the Guarantors and constitutes the legal, valid and binding obligations of the Borrower and the Guarantors enforceable against them in accordance with their respective terms.

(d)    The execution and delivery of each of this Agreement and the Revolver Note and the performance by the Borrower and the Guarantors hereunder and thereunder do not and will not require the consent or approval of any regulatory authority or governmental authority or agency having jurisdiction over the Borrower, or any Guarantor, nor be in contravention of or in conflict with the articles of incorporation, bylaws or other organizational documents of the Borrower, or any Guarantor that is a corporation, the articles of organization or operating agreement of any Guarantor that is a limited liability company, or the provision of any statute, or any judgment, order or indenture, instrument, agreement or undertaking, to which any Borrower, or any Guarantor is party or by which the assets or properties of the Borrower and the Guarantors are or may become bound.

SECTION 6. Consent by Guarantors. The Guarantors consent to the Commitment Increase. The Guarantors promise and agree to perform all of the requirements, conditions, agreements and obligations under the terms of the Credit Agreement, as hereby supplemented, the Collateral Documents and the other Loan Documents to which they are party, the Credit Agreement, as hereby supplemented, the Collateral Documents and such other Loan Documents being hereby acknowledged, ratified and reaffirmed. In furtherance and not in limitation of the foregoing, the Guarantors acknowledge and agree that the Guaranteed Obligations (as defined in the Credit Agreement) include, without limitation, the indebtedness, liabilities and obligations evidenced by the Revolver Note and the Advances made under the Credit Agreement as hereby supplemented.

SECTION 7.    No Other Amendment. Except for the supplements set forth in this Agreement, the text of the Credit Agreement shall remain unchanged and in full force and effect. On and after the Effective Date, all references to the Credit Agreement in each of the Loan Documents shall hereafter mean the Credit Agreement, as supplemented by this Agreement. This Agreement is not intended to effect, nor shall it be construed as, a novation. The Credit Agreement and this Agreement shall be construed together as a single agreement. This Agreement shall constitute a Loan Document under the terms of the Credit Agreement. Nothing herein contained shall waive, annul, vary or affect any provision, condition, covenant or agreement contained in the Credit Agreement, except as herein expressly agreed, nor affect or impair any rights, powers or remedies under the Credit Agreement as hereby supplemented. The Lenders and the Administrative Agent do hereby reserve all of their rights and remedies against all parties who may be or may hereafter become secondarily liable for the repayment of the Obligations. The Borrower and Guarantors promise and agree to perform all of the requirements, conditions, agreements and obligations under the terms of the Credit Agreement as hereby supplemented, such obligations under the Credit Agreement, as supplemented, the Collateral Documents and the other Loan Documents being hereby acknowledged, ratified and reaffirmed by the Borrower and Guarantors. The Borrower and Guarantors hereby expressly agree that the Credit Agreement, as supplemented, the Collateral Documents and the other Loan Documents are in full force and effect and hereby expressly reaffirm all Liens granted by the Borrower and Guarantors under the Loan Documents.

SECTION 8.    Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or electronic means (including pdf) shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 9.     Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of North Carolina.

SECTION 10. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 11. Further Assurances. The Loan Parties agree to promptly take such action, upon the request of the Administrative Agent, as is necessary to carry out the intent of this Agreement.

SECTION 12.     Effective Date. The date on which the conditions set forth in this Agreement have been satisfied shall be the “Effective Date” of this Agreement.

[Signature Page to Supplement and Joinder Agreement]

IN WITNESS WHEREOF, the parties hereto have executed and delivered, or have caused their respective duly authorized officers and representatives to execute and deliver, this Agreement as of the day and year first above written.

ADDITIONAL LENDER

United Community Bank

By:    /s/ Tommy DeMint
Name: Tommy DeMint
Title: SVP
Revolver Commitment:
$15,000,000

BORROWER

TRIANGLE CAPITAL CORPORATION

By:\s\ Steven C. Lilly
Name: Steven C. Lilly
Title: Chief Financial Officer

INITIAL GUARANTORS

ARC INDUSTRIES HOLDINGS, INC.

By: \s\ Steven C. Lilly
Name: Steven C. Lilly
Title: Secretary

BRANTLEY HOLDINGS, INC.

By: \s\ Steven C. Lilly
Name: Steven C. Lilly
Title: Secretary

ENERGY HARDWARE HOLDINGS, INC.

By: \s\ Steven C. Lilly
Name: Steven C. Lilly
Title: Secretary

MINCO HOLDINGS, INC.

By: \s\ Steven C. Lilly
Name: Steven C. Lilly
Title: Secretary

PEADEN HOLDINGS, INC.

By: \s\ Steven C. Lilly
Name: Steven C. Lilly
Title: Secretary

TECHNOLOGY CROPS HOLDINGS, INC.

By: \s\ Steven C. Lilly
Name: Steven C. Lilly
Title: Secretary

BRANCH BANKING AND TRUST COMPANY,
as Administrative Agent

By: /s/ William B. Keene (SEAL)
Name:    William B. Keene
Title:    Senior Vice President

EXHIBIT A

Schedule 1.01(a)

Commitments

Lender	Revolver Commitment Amount	Multicurrency Commitment Amount
Branch Banking and Trust Company	$60,000,000	$15,000,000
ING Capital LLC	$27,500,000	$47,500,000
Fifth Third Bank	$37,500,000	$37,500,000
First National Bank of Pennsylvania	$45,000,000
Bank of America, N.A.	$30,000,000
Morgan Stanley Bank, N.A.	$28,000,000
EverBank Commercial Finance, Inc.	$25,000,000
Bank of North Carolina	$20,000,000
Paragon Commercial Bank	$20,000,000
Capital Bank Corporation	$17,000,000
First Tennessee Bank National Association	$15,000,000
Park Sterling Bank	$15,000,000
Stifel Bank & Trust	$15,000,000
United Community Bank	$15,000,000
Raymond James Bank, N.A.	$10,000,000
TOTAL	$380,000,000	$100,000,000